EXHIBIT 1.A.  (6)(B): BYLAWS OF UNITED OF OMAHA LIFE INSURANCE COMPANY


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                                 Amended Bylaws
                                       of
                     United of Omaha Life Insurance Company


                                    ARTICLE I
                     STOCKHOLDERS AND STOCKHOLDERS' MEETINGS

        Section 1. ANNUAL MEETING OF STOCKHOLDERS. The stockholders shall meet annually during the first week in March on a date and at a time and place to be determined by the Board of Directors.

        Section 2. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders shall be called by the Chairman of the Board of Directors on a date and at a time and place designated by the Chairman upon the request of two-thirds of the total number of directors, or the written request of the holders of two-thirds of the shares of all of the capital stock of the Corporation.

        Section 3. QUORUM; MAJORITY VOTE; PROXIES. The holders of one-half of the shares of all of the capital stock of the Corporation present in person or by proxy shall constitute a quorum for any meeting of the stockholders, but a lesser number of stockholders may adjourn the meeting to another time; and at any adjourned meeting of the stockholders at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. A majority vote of the persons present and voting in person or by proxy at any meeting of the stockholders shall govern all proceedings not herein or by law requiring a different vote. All proxies shall be in writing and filed with the Chairman or Secretary at least five days prior to the date of the meeting.

        Section 4. EACH SHARE OF CAPITAL STOCK TO HAVE ONE VOTE. At any meeting of the stockholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney, and filed with the Chairman or Secretary as provided in Section 3 of this Article, and every stockholder shall have one vote for each share of stock standing registered is his or her name at the time of the closing of the transfer books for said meeting.


                                   ARTICLE II
                               BOARD OF DIRECTORS

        Section 1. COMPOSITION OF THE BOARD; TERMS OF DIRECTORS; ELIGIBILITY AND DIRECTORS EMERITI. The Board of Directors shall consist of not less than seven nor more than fifteen directors. Not less than three of the directors shall be residents of Nebraska. The Board of Directors shall be elected at the annual meeting of the stockholders by a majority vote of the stock represented in person or by proxy at the meeting for a term of one year each. The directors shall hold office until their successors are elected and qualified. At the expiration of the term of any director who is, for any reason, not elected to a new term, such director may be accorded the honorary title of Director Emeritus by the Board of Directors. Directors Emeriti shall be elected for one year terms and shall perform such duties and functions as are assigned to them by the Board of Directors, and shall receive such compensation for their services as the Board of Directors may provide.

        Section 2. NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors shall be made in writing, in duplicate, one of which shall be filed with the Chairman of the Board of Directors and one of which shall be filed with the Secretary, at least thirty days prior to the meeting of the stockholders at which such election shall take place. The unanimous vote of the stockholders present in person or by proxy shall be necessary to elect a director whose nomination was not so filed.

        Section 3. POWERS OF THE BOARD OF DIRECTORS. The Board of Directors shall have the general management and control of the business of the Corporation; shall have power to take such action as shall be necessary or desirable for the proper transaction of the business and affairs of the Corporation; may appoint such committees and specify their powers and duties and responsibilities as may, in the judgment of the Board of Directors, be necessary or advisable; shall have power to prescribe additional duties for any officer; shall approve the investment of all funds of the Corporation; shall have power to issue certificates of stock in the Corporation in the form and under the conditions prescribed by these Bylaws; shall have power to declare and authorize payment of dividends to stockholders from surplus remaining after payment of all losses and expenses, and after debiting of reserves, both voluntary and those required by law; and generally, and in addition to the powers herein above specified (which are included by way of illustration and not limitation), the Board of Directors shall have power to do and perform every act and thing whatsoever suitable, lawful and proper for the accomplishment of the purposes, attainment of any of the objects, or the furtherance of the business and successful operation of the Corporation.

        Section 4. COMMITTEES. From time to time, the Board of Directors may create such committees as they may see fit and may designate the duties and powers of such committees; provided, however, that no such committee shall be given authority to amend the Articles of Incorporation or to amend the Bylaws of the Corporation. Each such committee shall submit to the Board of Directors each year at their annual meeting, or at such other meeting(s) as the Board of Directors may designate, a report of the actions or recommendations of such committee for consideration, approval and/or ratification by the Board of Directors.

        Section 5. RESIGNATION. Any director may resign from the Board of Directors at any time, such resignation to be made in writing and to take effect immediately without acceptance.


                                   ARTICLE III
                       MEETINGS OF THE BOARD OF DIRECTORS

        Section 1. ANNUAL MEETING OF THE BOARD. The annual meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders or as soon thereafter as practicable.

        Section 2. REGULAR AND SPECIAL MEETINGS. In addition to the annual meeting, regular meetings of the Board of Directors shall be held during the second, third, and fourth quarters respectively of each calendar year, at a time and place to be determined by the Board of Directors. Special meetings may be held at such times and places as the Chairman of the Board may designate. Notice of meetings of the Board of Directors shall be given by the Chairman, the Secretary, or the Assistant Secretary at least forty-eight hours prior to the time of meeting. No notice need be given to any director who executes and files a written waiver of notice of such meeting, either before or after the holding thereof, or who signifies waiver by attending the meeting.

        Section 3. QUORUM. A majority of the total number of directors currently holding office shall constitute a quorum at all meetings. If, at any meeting of the Board, a quorum is not present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The Board of Directors shall take no action in the absence of a quorum.

        Section 4. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be so taken, shall be signed by all of the directors.


                                   ARTICLE IV
                                    OFFICERS

        Section 1. OFFICERS AND QUALIFICATION. The officers of the Corporation shall consist of a Chairman of the Board of Directors, President, one or more Vice Presidents, Secretary, Treasurer, and such additional officers with such functions and titles as may be authorized by the Board of Directors. The Chairman of the Board or President are authorized to appoint officers below the Vice President level. A director, while serving as such, shall be eligible to be elected and serve as an officer of the Corporation.

        Section 2. TERM OF OFFICE; ELECTION; REMOVAL. Officers at or above the Vice President level may be elected at any meeting of the Board of Directors for such terms as shall be fixed by the Board of Directors at the time of their election, and shall serve for such terms or until their successors are elected and qualified. Any such officer elected at a meeting other than an annual meeting shall be elected for a term expiring with the next succeeding annual meeting. Elections shall require the vote of not less than a majority of the directors present at the meeting. All such officers shall be subject to removal at any time with or without cause by the same vote by the Board of Directors as is required for their election. The Board of Directors may fill vacancies in any office or any newly created office at or above the Vice President level at any meeting of the Board. Vacancies in any such office may be filled for the balance of the terms of that office. Officers below the Vice President level may at any time be appointed for terms, and removed with or without cause, as authorized by the Chairman of the Board or the President.

        Section 3.  DUTIES OF OFFICERS.    The duties and powers of the officers
        are as follows:

               (a) THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall have general charge of the policymaking of the Corporation. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chairman shall perform such other duties as may be assigned by the Board of Directors, and shall be an ex officio member of all Board Committees.

               (b) THE VICE CHAIRMAN OF THE BOARD. The Board of Directors, at its discretion, may appoint a Vice Chairman of the Board. If so appointed, the Vice Chairman shall perform such duties as are consistent to the office or properly required by him or her by the Board of Directors, including but not limited to, strategic policy development and corporate planning. In the event of the absence, disability, death or resignation of the Chairman of the Board, the Vice Chairman shall serve as Chairman until a successor is duly appointed by the Board of Directors.

               (c) THE PRESIDENT. The President shall direct and supervise the operation of the business and affairs of the Corporation. The
               President shall make reports to the Board of Directors and stockholders, and shall perform such other duties as are incident to the office or are properly required of the President or assigned by the Board of Directors, Chairman or Vice Chairman.

               (d) THE SECRETARY AND ASSISTANT SECRETARY. The Secretary and/or such Assistant Secretary as may be designated by the Board of Directors shall issue notices of the meetings of the Board of Directors, shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and shall have custody of the corporate seal and records. The Secretary and/or Assistant Secretary shall exercise such other powers and duties as are assigned to him or her by the Board of Directors, Chairman, Vice Chairman or President.

               (e) THE TREASURER AND ASSISTANT TREASURER. The Treasurer and/or Assistant Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation in such banks and depositories as shall be designated by the Board of Directors or a Committee thereof. The Treasurer and/or Assistant Treasurer shall exercise such other powers and duties as are assigned to him or her by the Board of Directors, Chairman, Vice Chairman or President.

               (f) VICE PRESIDENTS AND ALL OTHER OFFICERS. Vice Presidents and all other officers shall have functions and shall perform such duties as are assigned to them by the Chairman, Vice Chairman or the President.

        Section 4. BONDS REQUIRED OF THE TREASURER, OFFICERS, AND EMPLOYEES. The Treasurer and such other officers and employees as may be designated by the Board of Directors shall obtain, at the expense of the Corporation, corporate surety bonds in such amount and form as may be approved by the Board of Directors.

        Section 5. EXECUTION OF RELEASES, LEASES, CONTRACTS AND OTHER DOCUMENTS. Any officer of the Corporation is authorized to execute releases, assignments or other instruments relating to mortgages, trust deeds, judgment liens or other liens, and to execute leases and other contracts relating to real estate. An officer of the Corporation is authorized to execute and to enter into any contract or execute and deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances as authorized by the Board of Directors. Additional representatives of the Corporation may have the authority to execute and enter into specific types of contracts or other instruments on behalf of the Corporation as authorized by the Board of Directors.


                                    ARTICLE V
                             CAPITAL STOCK AND SEAL

        Section 1. FORM OF STOCK CERTIFICATE; LOST CERTIFICATES. The certificates of shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. The Certificates shall be signed by the President, or a Vice President; and also by the Secretary or an Assistant Secretary; or also by the Treasurer or an Assistant Treasurer; and sealed with the Corporate Seal. Facsimile signatures may be used in signing the certificates and a facsimile of the Corporate Seal may be used. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the Corporation's books. All certificates surrendered to the Corporation shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and canceled. Bond must be furnished the Corporation in case of lost or destroyed certificates.

        Section 2. TRANSFER OF SHARES OF CAPITAL STOCK. Shares of the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his or her duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

        Section 3. STOCK BOOKS, WHEN CLOSED. The stock books shall be closed for the meeting of the stockholders during such periods as from time to time may be fixed by the Board of Directors in accordance with the requirements of law, and during such periods no stock shall be transferable.

        Section 4. CORPORATE SEAL. The Board of Directors shall provide a suitable seal containing the name of the Corporation surrounding the words "Corporate Seal", and the same may be altered at any regular or special meeting of the Board of Directors by a majority vote of the Directors present.


                                   ARTICLE VI
                     COMPENSATION OF DIRECTORS AND OFFICERS

        Section 1. The Board of Directors shall determine the compensation to be paid directors and officers at or above the Vice President level. The compensation to be paid to officers below the Vice President level shall be determined by or at the direction of the Chairman, Vice Chairman or President.

                                   ARTICLE VII
                               PARLIAMENTARY RULES

        Roberts' Rules of Order shall govern all parliamentary matters not otherwise provided for by these Bylaws.


                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

        These Bylaws may be adopted, amended, or revised by a majority vote of all directors of the Corporation present at any meeting of the Board of Directors.

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